Exhibit 99.1

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Report of Independent Auditors

To the Shareholders of Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

We have audited the accompanying consolidated financial statements of Peak Oyun Yazılım ve Pazarlama Anonim Şirketi (the Company) and its subsidiary (the Group), which comprise the consolidated statements of financial position as of December 31, 2019 and 2018, and the related consolidated statements of profit or loss and other comprehensive income, changes in equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in conformity with International Financial Reporting Standards (IFRS) issued by the International Accounting Standards Board (IASB); this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Group at December 31, 2019 and 2018, and the consolidated results of its operations and its cash flows for the years then ended in conformity with International Financial Reporting Standards.

Güney Bağımsız Denetim ve Serbest Muhasebeci Mali Müşavirlik Anonim Şirketi

A member firm of Ernst & Young Global Limited

/s/ Güney Bağımsız Denetim ve SMMM A.Ş

August 21, 2020

İstanbul, Turkey

(2)

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Consolidated statements of financial position

as of December 31, 2019 and 2018

(Currency – US Dollar (USD))

		Audited	Audited
		December 31,	December 31,
ASSETS	Notes	2019	2018

CURRENT ASSETS
Cash and cash equivalents	3	131,688,177	51,447,467
Trade receivables	4	39,589,428	41,979,540
Other receivables	5	577,861	26,944
Other current assets	6	6,684,310	22,435,602
Total Current Assets		178,539,776	115,889,553

NON CURRENT ASSETS
Property, plant and equipment	7	7,060,283	711,840
Right-of-use-assets	9	4,606,649	-
Intangible assets	8	10,412,403	2,452,049
Other non-current assets	6	608,318	558,272
Deferred tax assets	23	835,793	666,338
Other non-current receivables	5	-	536,108
Total Non-Current Assets		23,523,446	4,924,607

TOTAL ASSETS		202,063,222	120,814,160

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Trade payables	12	25,465,186	20,850,174
Lease liabilities	10	2,580,664	-
Other financials liabilities	11	25,698	35,063
Other payables	13	7,110,496	2,752,493
Provisions	16	4,428,681	2,473,439
Current tax liability	23	4,632,842	2,286,139
Total Current liabilities		44,243,567	28,397,308

NON CURRENT LIABILITIES
Lease liabilities	10	2,779,907	-
Long term employee benefits	15	779,256	285,511
Total Non-Current Liabilities		3,559,163	285,511

EQUITY
Share capital	17	15,793,330	15,793,330
Share premium	17	12,010,269	12,010,269
Remeasurement of defined benefit plan		136,662	137,530
Retained earnings		126,320,231	64,190,212
Total Equity		154,260,492	92,131,341

TOTAL LIABILITIES AND EQUITY		202,063,222	120,814,160

The accompanying policies and explanatory notes form an integral part of these consolidated financial statements.

(3)

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Consolidated statements of profit or loss and other comprehensive income for the year ended December 31, 2019 and 2018

(Currency – US Dollar (USD))

		Audited	Audited
		January 1 -	January 1 -
	Notes	Dec 31, 2019	Dec 31, 2018

Revenue	18	617,497,407	602,179,657
Cost of service rendered	18	(199,165,772)	(189,728,346)
Gross profit	18	418,331,635	412,451,311

Marketing, sales and distribution expenses	19	(321,044,423)	(363,737,857)
Administrative expenses	19	(11,958,508)	(8,883,145)
Other operating income	22	26,029	128,813
Other operating expense	22	(59,215)	(172,852)
Profit from operations		85,295,518	39,786,270

Financial income	21	2,900,262	2,225,279
Financial expense	21	(4,381,883)	(6,746,379)
Profit before taxes		83,813,897	35,265,170

Tax expense	23	(21,683,878)	(13,470,993)
- Income tax expense	23	(21,853,088)	(13,625,244)
- Deferred tax income / (expense)	23	169,210	154,251

Net Profit		62,130,019	21,794,177

Other comprehensive income

- Actuarial gain / (loss)	15	(1,113)	10,202
- Tax effect		245	(2,244)

Total Comprehensive Income		62,129,151	21,802,135

Earnings per share	24	2.17	0.59

The accompanying policies and explanatory notes form an integral part of these consolidated financial statements.

(4)

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Consolidated statements of changes in equity

for the year ended December 31, 2019 and 2018

(Currency – US Dollar (USD))

	Audited	Audited	Audited	Audited	Audited	Audited
	Share Capital	Share Premium	Treasury Shares	Remeasurement of Benefit Plan Gain/Loss	Retained Earnings	Total

Balance at 1 January 2018	21,891,063	12,010,269	(44,246,321)	129,572	80,544,623	70,329,206

Share capital decrease	(6,097,733)	-	-	-	6,097,733	-
Treasury shares cancellation	-	-	44,246,321	-	(44,246,321)	-
Profit for the year	-	-	-	-	21,794,177	21,794,177
Other comprehensive income for the year	-	-	-	7,958	-	7,958

Total comprehensive income for the year	-	-	-	7,958	21,794,177	21,802,135

Balance at 31 December 2018	15,793,330	12,010,269	-	137,530	64,190,212	92,131,341

Balance at 1 January 2019	15,793,330	12,010,269	-	137,530	64,190,212	92,131,341

Profit for the year	-	-	-	-	62,130,019	62,130,019
Other comprehensive income	-	-	-	(868)	-	(868)

Total comprehensive income for the year	-	-	-	(868)	62,130,019	62,129,151

Balance at 31 December 2019	15,793,330	12,010,269	-	136,662	126,320,231	154,260,492

The accompanying policies and explanatory notes form an integral part of these consolidated financial statements.

(5)

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Consolidated statements of cash flows

for the year ended December 31, 2019 and 2018

(Currency – US Dollar (USD))

		Audited	Audited
		January 1 -	January 1 -
	Notes	Dec 31, 2019	Dec 31, 2018

Profit before tax		83,813,897	35,265,170
Adjustments reconcile net income/(loss) before tax to net cash provided by operating activities:
Depreciation and amortization expenses	7, 8, 9, 20	4,040,690	1,319,523
Retirement pay liability expense	15, 20	1,884	8,164
Unused vacation liability	15, 20	490,748	75,293
Interest income	21	(2,900,262)	(2,225,279)
Interest expense for lease liability	21	487,460	-
Provisions	16	1,955,242	2,473,439
Net cash generated by operating activities		87,889,659	36,916,310

Changes in working capital
Trade and other receivables, net		2,375,303	(8,081,586)
Other current and non-current assets		15,701,246	8,516,670
Trade and other payables, net		8,973,015	(4,784,272)
Other liabilities		-	(113,754)
Tax paid	23	(19,506,385)	(30,495,428)
Net changes in working capital		7,543,179	(34,958,370)

Cash flow (used in) / provided from operating activities		95,432,838	1,957,940

Cash flows from investing activities
Purchases property, plant and equipment and intangibles	7, 8, 9	(16,117,229)	(1,746,179)
Proceeds from sale of tangible and intangible assets		71,067	1,510
Interest received		2,804,061	2,293,631

Cash flow (used in) / provided from investing activities		(13,242,101)	548,962

Cash flows from investing activities
Net change in borrowings		(9,365)	1,983
Payments of lease liabilities		(2,036,863)	-

Net cash (used in) / provided from financing activities		(2,046,228)	1,983

Net increase / (decrease) in cash and cash equivalents		80,144,509	2,508,885
Cash and cash equivalent beginning at the period	3	51,403,167	48,894,282

Cash and cash equivalents at the end of the period	3	131,547,676	51,403,167

The accompanying policies and explanatory notes form an integral part of these consolidated financial statements.

(6)

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Notes to the consolidated financial statements

December 31, 2019 and 2018

(Amounts expressed in US Dollar (USD) unless otherwise indicated)

1.	Organization and nature of activities

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi (“Peak” or “the Company”) was established in 2010 and registered in Istanbul, Turkey, under the Turkish Commercial Code. The Company develops, markets and operates online mobile games on multiple platforms.

The registered office address of the Company: Omer Avni Mahallesi, Inebolu Sokak, No:39 Kat:3 34427 Kabatas Beyoglu Istanbul Turkey

The Company established Peak Games Inc. operating in USA on May 17, 2016.

Herein after the Company and its Subsidiary together will be referred to as “the Group”.

The average number of personnel of the Group is 91 for the year ended December 31, 2019 (2018, 57).

2.	Basis of preparation of consolidated financial statements

2.1	Basis of presentation of consolidated financial statements

Consolidated financial statements of the Group have been prepared in accordance with International Financial Reporting Standards (IFRS), as issued by the International Accounting Standards Board.

The Group maintains its books of accounts and prepares its statutory financial statements in Turkish Lira (TRY) in accordance with the regulations on accounting and reporting framework and Turkish Commercial Code and Tax Legislation and the Uniform Chart of Accounts issued by the Ministry of Finance. Peak Games Inc maintains its books of accounts in accordance with the laws and regulations in force in USA. The financial statements are based on the statutory records with adjustments and reclassifications for the purpose of fair presentation in accordance with IFRS.

Consolidated financial statements have been prepared under the historical cost conversion.

The consolidated financial statements of the Group for the year ended 31 December 2019 and 2018 were authorized by the Company Management on 21 August 2020. Although there is no such intention, the General Assembly and certain regulatory bodies have the power to amend the statutory financial statements (which form the basis of these consolidated financial statements) after issue.

Functional and presentation currency

The Company maintains its books of account in accordance with accounting principles set by Turkish Commercial Code ("TCC") and tax legislation. The subsidiary in USA prepares its accounting and financial tables in its currency and according to the laws and regulations of USA.

Nevertheless, US Dollar (USD) is the currency that the Group’s operations are denominated and has a significant impact on the Group’s operations. USD reflects the economic basis of events and situations that are important to the Group.  In accordance with the analysis done by the Group’s Management and current economical and operational conditions, the management has concluded that USD is the functional and reporting currency of the Company.

If the legal records are kept in a currency other than the functional currency, the financial statements are initially translated into the functional currency. Peak books legal records in TRY, currency translation from TRY to the functional currency USD is made under the framework described below:

•	Monetary assets and liabilities have been converted to the functional currency with The Central Bank of Turkish Republic (CBRT) foreign exchange buying rate at the financial position date.

•	Non-monetary items have been converted into the functional currency at the exchange rates prevailing at the transaction date.

•	Profit or loss accounts have been converted into the functional currency using the exchange rates at the monthly average rates.

•	The capital is followed according to historical costs.

The reconciling differences resulting from the above cycles are recorded as foreign exchange gain/losses in the financial income /expenses account group in the statement of profit or loss.

(7)

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Notes to the consolidated financial statements

December 31, 2019 and 2018

(Amounts expressed in US Dollar (USD) unless otherwise indicated)

2	Basis of presentation of consolidated financial statements (continued)

2.1	Basis of presentation of consolidated financial statements (continued)

Basis of consolidation

The consolidated financial statements comprise the financial statements of Peak and its subsidiary as of December 31, 2019.

Subsidiary in which the Group owns directly or indirectly more than 50% of the voting rights or has power to govern the financial and operating policies under a statute or agreement are consolidated. Intra-group balances, income and expenses and unrealized gains and losses resulting from intra-group transactions are eliminated. Consolidated financial statements are prepared using uniform accounting policies for similar transactions and events. Consolidated financial statements of the subsidiaries are prepared for the same reporting period as the parent company.

Subsidiary is fully consolidated from the date of acquisition, being the date on which control is transferred to the Group and cease to be consolidated from the date on which control is transferred out of the Group.

The subsidiary included in consolidation and its shareholding percentage at December 31, 2019 and December 31, 2018 is as follows:

	Direct/indirect ownership
Company name	December 31, 2019	December 31, 2018

Peak Games Inc.	100%	100%

The new standards, amendments and interpretations

The accounting policies adopted in preparation of consolidated financial statements as at December 31, 2019 are consistent with those of the previous financial year, except for the adoption of new and amended IFRS and IFRIC interpretations effective as of January 1, 2019. The effects of these standards and interpretations on the Group’s financial position and performance have been disclosed in the related paragraphs.

i)	The new standards, amendments and interpretations which are effective as at 1 January 2019 are as follows:

IFRS 16 Leases

The IASB has published a new standard, IFRS 16 'Leases'. The new standard brings most leases on-balance sheet for lessees under a single model, eliminating the distinction between operating and finance leases. Lessor accounting however remains largely unchanged and the distinction between operating and finance leases is retained. IFRS 16 supersedes IAS 17 'Leases' and related interpretations and is effective for periods beginning on or after January 1, 2019, with earlier adoption permitted.

Lessees have recognition exemptions to applying this standard in case of short-term leases (i.e., leases with a lease term of 12 months or less) and leases of ’low-value’ assets (e.g., personal computers, office equipment, etc.). At the commencement date of a lease, a lessee measures the lease liability at the present value of the lease payments that are not paid at that date (i.e., the lease liability), at the same date recognizes an asset representing the right to use the underlying asset (i.e., the right-of-use asset) and depreciates it during the lease term. The lease payments shall be discounted using the interest rate implicit in the lease, if that rate can be readily determined. If that rate cannot be readily determined, the lessee shall use the lessee’s incremental borrowing rate. Lessees are required to recognize the interest expense on the lease liability and the depreciation expense on the right-of-use asset separately.

Lessees are required to remeasure the lease liability upon the occurrence of certain events (e.g. a change in the lease term, a change in future lease payments resulting from a change in an index or rate used to determine those payments). Under these circumstances, the lessee recognizes the amount of the remeasurement of the lease liability as an adjustment to the right-of-use asset.

(8)

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Notes to the consolidated financial statements

December 31, 2019 and 2018

(Amounts expressed in US Dollar (USD) unless otherwise indicated)

2.	Basis of presentation of consolidated financial statements (continued)

2.1	Basis of presentation of consolidated financial statements (continued)

Transition to IFRS 16

The Group applied IFRS 16 “Leases” as of January 1, 2019 which replaces IAS 17 “Leases”. The Group has not restated comparable amounts for the previous year using the simplified transition application. With this method, all right of use assets are measured at the amount of the lease payables during the transition to application (adjusted for prepaid or accrued rental costs).

During the initial application, the Group recognized a lease obligation for leases previously classified as operational leases in accordance with IAS 17. These liabilities are measured at the present value of the remaining lease payments discounted using the alternative borrowing interest rates as of January 1, 2019. As of January 1, 2019 the weighted average borrowing rate used by the Group is annual 7.2% (US Dollars).

The reconciliation of operating lease commitments followed under IAS 17 before the first implementation date and the lease obligations are accounted in the consolidated financial statements under IFRS 16 as of 1 January 2019 are as follows:

Operational lease commitments
- Short-term leases	40,866
- Long – term leases evaluated under IFRS 16	7,829,281

Total lease obligation undiscounted	7,870,147
Total lease obligation discounted	6,909,974

Discounted lease obligation with alternative borrowing rate (USD Equivalent)
- Short term lease liability	1,549,403
- Long term lease liability	5,360,571

The details of the right of use asset on the basis of asset are as follows:

The Right of Use Assets	1 January 2019	Depreciation Expense	31 December 2019
Properties	6,909,974	2,303,325	4,606,649

Amendments to IAS 28 “Investments in Associates and Joint Ventures” (Amendments)

In December 2017, the IASB issued amendments to IAS 28 Investments in Associates and Joint Ventures. The amendments clarify that a company applies IFRS 9 Financial Instruments to long-term interests in an associate or joint venture that form part of the net investment in the associate or joint venture.

IFRS 9 Financial Instruments excludes interests in associates and joint ventures accounted for in accordance with IAS 28 Investments in Associates and Joint Ventures. In this amendment, Public Oversight Board of Turkey (POA) clarified that the exclusion in IFRS 9 applies only to interests a company accounts for using the equity method. The company applies IFRS 9 to other interests in associates and joint ventures, including long-term interests to which the equity method is not applied and that, in substance, form part of the net investment in those associates and joint ventures.

These amendments are applied for annual periods beginning on or after January 1, 2019.

The amendments did not have a significant impact on the financial position or performance of the Group.

(9)

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Notes to the consolidated financial statements

December 31, 2019 and 2018

(Amounts expressed in US Dollar (USD) unless otherwise indicated)

2.	Basis of presentation of consolidated financial statements (continued)

2.1	Basis of presentation of consolidated financial statements (continued)

IFRIC 23 Uncertainty over Income Tax Treatments

The interpretation clarifies how to apply the recognition and measurement requirements in “IAS 12 Income Taxes” when there is uncertainty over income tax treatments.

When there is uncertainty over income tax treatments, the interpretation addresses:

(a)	whether an entity considers uncertain tax treatments separately;
(b)	the assumptions an entity makes about the examination of tax treatments by taxation authorities;
(c)	how an entity determines taxable profit (tax loss), tax bases, unused tax losses, unused tax credits and tax rates; and
(d)	how an entity considers changes in facts and circumstances.

The interpretation is effective for annual reporting periods beginning on or after 1 January 2019.

The interpretation did not have a significant impact on the financial position or performance of the Group.

Annual Improvements – 2015–2017 Cycle

In December 2017, the IASB announced annual Improvements to IFRS Standards 2015–2017 Cycle, amending the following standards:

•

IFRS 3 Business Combinations and IFRS 11 Joint Arrangements — The amendments to IFRS 3 clarify that when an entity obtains control of a business that is a joint operation, it remeasures previously held interests in that business. The amendments to IFRS 11 clarify that when an entity obtains joint control of a business that is a joint operation, the entity does not remeasure previously held interests in that business.

•	IAS 12 Income Taxes — The amendments clarify that all income tax consequences of dividends (i.e. distribution of profits) should be recognized in profit or loss, regardless of how the tax arises.
•

IAS 23 Borrowing Costs — The amendments clarify that if any specific borrowing remains outstanding after the related asset is ready for its intended use or sale, that borrowing becomes part of the funds that an entity borrows generally when calculating the capitalization rate on general borrowings.

The amendments are effective from annual periods beginning on or after January 1, 2019.

The amendments did not have a significant impact on the financial position or the performance of the Group.

Plan Amendment, Curtailment or Settlement” (Amendments to IAS 19)

On February 7, 2018 the IASB published Amendments to IAS 19 “Plan Amendment, Curtailment or Settlement” The amendments require entities to use updated actuarial assumptions to determine current service cost and net interest for the remainder of the annual reporting period after a plan amendment, curtailment or settlement occurs. These amendments are applied for annual periods beginning on or after January 1, 2019.

The amendments are not applicable for the Group and did not have an impact on the financial position or performance of the Group.

(10)

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Notes to the consolidated financial statements

December 31, 2019 and 2018

(Amounts expressed in US Dollar (USD) unless otherwise indicated)

2.	Basis of presentation of consolidated financial statements (continued)

2.1	Basis of presentation of consolidated financial statements (continued)

Prepayment Features with Negative Compensation (Amendments to IFRS 9)

In October 2017, the IASB issued minor amendments to IFRS 9 Financial Instruments to enable companies to measure some pre-payable financial assets at amortized cost.

Applying IFRS 9, company would measure a financial asset with so-called negative compensation at fair value through profit or loss. Applying the amendments, if a specific condition is met, entities will be able to measure at amortized cost some pre-payable financial assets with so-called negative compensation.

These amendments are applied for annual periods beginning on or after 1 January 2019.The amendments are not applicable for the Group and did not have an impact on the financial position or performance of the Group.

ii)	Standards issued but not yet effective and not early adopted

Standards, interpretations and amendments to existing standards that are issued but not yet effective up to the date of issuance of consolidated financial statements are as follows. The Group will make the necessary changes if not indicated otherwise, which will be affecting the consolidated financial statements and disclosures, when the new standards and interpretations become effective.

IFRS 10 and IAS 28: Sale or Contribution of Assets between an Investor and its Associate or Joint Venture (Amendments)

In December 2015, the IASB postponed the effective date of this amendment indefinitely pending the outcome of its research project on the equity method of accounting. Early application of the amendments is still permitted. The Group will wait until the final amendment to assess the impacts of the changes.

IFRS 17 - The new Standard for insurance contracts

The IASB issued IFRS 17, a comprehensive new accounting standard for insurance contracts covering recognition and measurement, presentation and disclosure. IFRS 17 model combines a current balance sheet measurement of insurance contract liabilities with the recognition of profit over the period that services are provided. IFRS 17 will become effective for annual reporting periods beginning on or after 1 January 2023; early application is permitted.

The standard is not applicable for the Group and will not have an impact on the financial position or performance of the Group.

Amendments to IAS 1- Classification of Liabilities as Current and Non-Current Liabilities

23 January 2020, the IASB issued amendments to IAS 1 Presentation of Financial Statements. The amendments issued to IAS 1 which are effective for periods beginning on or after 1 January 2023, clarify the criteria for the classification of a liability as either current or non-current. Amendments must be applied retrospectively in accordance with IAS 8 Accounting Policies, Changes in Accounting Estimates and Errors. Early application is permitted.

Overall, the Group expects no significant impact on its balance sheet and equity.

(11)

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Notes to the consolidated financial statements

December 31, 2019 and 2018

(Amounts expressed in US Dollar (USD) unless otherwise indicated)

2.	Basis of presentation of consolidated financial statements (continued)

2.1	Basis of presentation of consolidated financial statements (continued)

Amendments to IFRS 3 – Reference to the Conceptual Framework

In May 2020, the IASB issued amendments to IFRS 3 Business combinations. The amendments are intended to replace a previous version of the IASB’s Conceptual Framework (the 1989 Framework) with a reference to the current version issued in March 2018 (the Conceptual Framework) without significantly changing requirements of IFRS 3. At the same time, the amendments add a new paragraph to IFRS 3 to clarify that contingent assets do not qualify for recognition at the acquisition date. The amendments issued to IFRS 3 which are effective for periods beginning on or after 1 January 2022 and must be applied retrospectively. Earlier application is permitted if, at the same time or earlier, an entity also applies all of the amendments contained in the Amendments to References to the Conceptual Framework in IFRS standards (March 2018).

The amendments are not applicable for the Group.

Definition of a Business (Amendments to IFRS 3)

In October 2018, the IASB issued amendments to the definition of a business in IFRS 3 Business Combinations. The amendments are intended to assist entities to determine whether a transaction should be accounted for as a business combination or as an asset acquisition.

The amendments:

-	clarify the minimum requirements for a business;
-	remove the assessment of whether market participants are capable of replacing any missing elements;
-	add guidance to help entities assess whether an acquired process is substantive;
-	narrow the definitions of a business and of outputs; and
-	introduce an optional fair value concentration test.

The amendments to IFRS 3 are effective for annual reporting periods beginning on or after 1 January 2020 and apply prospectively. Earlier application is permitted.

Overall, the Group expects no significant impact on its statement of financial position.

Amendments to IFRS 9, IAS 39 and IFRS 7- Interest Rate Benchmark Reform

The amendments issued to IFRS 9 and IAS 39 which are effective for periods beginning on or after 1 January 2020 provide reliefs which enable hedge accounting to continue. For these reliefs, it is assumed that the benchmark on which the cash flows of hedged risk or item are based and/or, the benchmark on which the cash flows of the hedging instrument are based, are not altered as a result of IBOR reform.  in connection with interest rate benchmark reform.

Reliefs used as a result of amendments in IFRS 9 and IAS 39 is aimed to be disclosed in financial statements based on the amendments made in IFRS 7.

The Group is in the process of assessing the impact of the amendments on financial position or performance of the Group.

Amendments to IFRS 16 – Covid-19 Rent Related Concessions

In May 2020, the IASB issued amendments to IFRS 16 Leases to provide relief to lessees from applying IFRS 16 guidance on lease modifications to rent concessions arising a direct consequence of the Covid-19 pandemic. A lessee that makes this election accounts for any change in lease payments related rent concession the same way it would account for the change under the standard, if the change were not a lease modification.

The practical expedient applies only to rent concessions occurring as a direct consequence of the Covid-19 pandemic and only if all of the following conditions are met:

(12)

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Notes to the consolidated financial statements

December 31, 2019 and 2018

(Amounts expressed in US Dollar (USD) unless otherwise indicated)

2.	Basis of presentation of consolidated financial statements (continued)

2.1	Basis of presentation of consolidated financial statements (continued)

-	The change in lease payments results in revised consideration for the lease that is substantially the same as, or less than, the consideration for the lease immediately preceding the change.
-	Any reduction in lease payments affects only payments originally due on or before 30 June 2021
-	There is no substantive change to other terms and conditions of the lease.

A lessee will apply the amendment for annual reporting periods beginning on or after 1 June 2020. Early application of the amendments is permitted.

The Group is in the process of assessing the impact of the amendments on financial position or performance of the Group.

Amendments to IAS 16 – Proceeds before intended use

In May 2020, the IASB issued amendments to IAS 16 Property, plant and equipment. The amendment prohibits entities from deducting from the cost of an item of property, plant and equipment (PP&E), any proceeds of the sale of items produced while bringing that asset to the location and condition necessary for it to be capable of operating in the manner intended by management. Instead, an entity recognizes the proceeds from selling such items, and costs of producing those items, in profit or loss. The amendments issued to IAS 16 which are effective for periods beginning on or after 1 January 2022. Amendments must be applied prospectively only to items of PP&E made available for use on or after beginning of the earliest period presented when the entity first applies the amendment.

There is no transition relief for the first-time adopters.

The amendments are not applicable for the Group.

Amendments to IAS 37 – Onerous contracts – Costs of Fulfilling a Contract

In May 2020, the IASB issued amendments to IAS 37 Provisions, Contingent Liabilities and Contingent assets.  The amendments issued to IAS 37 which are effective for periods beginning on or after 1 January 2022, to specify which costs an entity needs to include when assessing whether a contract is onerous or loss-making and also apply a “directly related cost approach”. Amendments must be applied retrospectively to contracts for which an entity has not fulfilled all of its obligations at the beginning of the annual reporting period in which it first applies the amendments (the date of initial application). Earlier application is permitted and must be disclosed.

The amendments are not applicable for the Group.

Definition of Material (Amendments to IAS 1 and IAS 8)

In October 2018, the IASB issued amendments to IAS 1 Presentation of Financial Statements and IAS 8 Accounting Policies, Changes in Accounting Estimates and Errors to align the definition of ‘material’ across the standards and to clarify certain aspects of the definition. The new definition states that, ’Information is material if omitting, misstating or obscuring it could reasonably be expected to influence decisions that the primary users of general-purpose financial statements make on the basis of those financial statements, which provide financial information about a specific reporting entity. The amendments clarify that materiality will depend on the nature or magnitude of information, or both. An entity will need to assess whether the information, either individually or in combination with other information, is material in the context of the financial statements.

The amendments to IAS 1 and IAS 8 are required to be applied for annual periods beginning on or after 1 January 2020. The amendments must be applied prospectively, and earlier application is permitted.

Overall, the Group expects no significant impact on its statement of financial position.

(13)

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Notes to the consolidated financial statements

December 31, 2019 and 2018

(Amounts expressed in US Dollar (USD) unless otherwise indicated)

2.	Basis of presentation of consolidated financial statements (continued)

2.1	Basis of presentation of consolidated financial statements (continued)

Annual Improvements – 2018–2020 Cycle

In May 2020, the IASB issued Annual Improvements to IFRS Standards 2018–2020 Cycle, amending the followings:

-

IFRS 1 First-time Adoption of International Financial Reporting Standards – Subsidiary as a first-time adopter: The amendment permits a subsidiary to measure cumulative translation differences using the amounts reported by the parent. The amendment is also applied to an associate or joint venture.

-

IFRS 9 Financial Instruments – Fees in the “10 per cent test” for derecognition of financial liabilities: The amendment clarifies the fees that an entity includes when assessing whether the terms of a new or modified financial liability are substantially different from the terms of the original financial liability. These fees include only those paid or received between the borrower and the lender, including fees paid or received by either borrower or lender on the other’s behalf.

-

IAS 41 Agriculture – Taxation in fair value measurements: The amendment removes the requirement in paragraph 22 of IAS 41 that entities exclude cash flows for taxation when measuring fair value of assets within the scope of IAS 41.

Improvements are effective for annual reporting periods beginning on or after 1 January 2022. Earlier application is permitted for all.

The Group is in the process of assessing the impact of the amendments on financial position or performance of the Group.

2.2	Summary of significant accounting policies

Revenue

Sale of services

Substantially all of the Group’s revenue are driven from the sale of virtual items and advertising associated with the Company’s online games. Revenue is measured at the fair value of the consideration received or receivable. In-application purchases (IAP) are made through App Stores such as Facebook Platform, Apple App Store, Google Play Store and Amazon App Store. In the light of the industry practice and IFRS 15 the Group presents in-application revenue on gross basis and accounts for the variable consideration by deducting possible discounts, returns, rebates, other similar allowances, value-added tax (“VAT”) and sales taxes from the revenue. App Store revenue share is presented as commission expenses within cost of sales account.

The Group started to use five-stage model to recognize the revenue according to IFRS 15 “Revenue From Contracts With Customers” as of 1 January 2018.

According to this model, the goods or services undertaken in each contract with the customers are evaluated and each commitment to transfer the goods or services is determined as a separate performance obligation. Then, it is determined whether the performance obligations will be fulfilled in time or at a certain time. If the Group transfers the control of a good or service over time and thus fulfils its performance obligations with respect to the relevant sales over time, it measures the progress of the fulfilment of the performance obligations and takes the proceeds to the consolidated financial statements. If it is probable that the economic benefits associated with the transaction will flow to the entity, and the costs incurred or to be incurred in respect of the transaction can be measured reliably.

(14)

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Notes to the consolidated financial statements

December 31, 2019 and 2018

(Amounts expressed in US Dollar (USD) unless otherwise indicated)

2.	Basis of presentation of consolidated financial statements (continued)

2.2	Summary of significant accounting policies (continued)

Online Game revenue

The Group develops, markets and operates online social and mobile games on Facebook and mobile platforms such as Apple App Store, Google Play and Amazon App Store. The games are free to play. The revenue source is the sale of virtual currency that players use to buy in-game virtual items. These third-party platforms collect the relevant revenue on behalf of the Group and they are entitled to a pre-determined percentage of platform fees (as part of “cost of services”). Payments from players for virtual items are non-refundable and relate to non-cancellable contracts that specify the Group’s our obligations. Such costs are withheld and deducted from the gross online revenue collected by these platforms from the users, with the net amounts remitted to the Group. The Group recognizes online game revenue on a gross basis, given it acts as the principal in these transactions and when there is persuasive evidence of an arrangement, the service has been provided, the price paid is fixed or determinable, and the collection of fees is reasonably assured.

Advertising revenue

The Group engages with ad networks for advertising within the games. Advertising revenue may include branded virtual goods, engagement ads and offers, mobile and display ads. Advertising revenue is recognized if there is persuasive evidence of an arrangement, the service has been provided, the price paid is fixed or determinable, and the collection of fees is reasonably assured.

Taxes collected from customers

The Group present taxes collected from customers (game players) and remitted to governmental authorities on a net basis within Group’s consolidated statement of profit or loss and other comprehensive income.

Cost of services rendered

Cost of service rendered is mainly derived from server, commission, revenue sharing and personnel expenses. Commission expenses comprise of platform fees paid to Facebook, Apple App Store, Google Play and Amazon App Store. Revenue sharing expenses are derived from one license agreement. The Group is liable to pay revenue share in accordance with license agreement signed for the licensed games and revenue shares are recognized as an expense under cost of service rendered when related revenue is recognized.

Property, plant and equipment

Property, plant and equipment are measured at cost, less accumulated depreciation and any accumulated impairment losses. Depreciation is calculated on a straight-line basis over the estimated useful life of the assets concerned. Leasehold improvements are depreciated over the shorter of their estimated useful life or the term of the lease. The term of the lease considers possible extensions. Land is not depreciated. The estimated useful lives of each category of asset are as follows:

-	Furniture and fixtures (including computer equipment) 2 to 15 years
-	Leasehold improvements 5 years

Right of Use

Regarding the contracts signed before IFRS 16’s initial application date which is 1 January 2019 and for the financial lease contracts in progress as of 1 January 2019, the Group recognizes the right of use assets by accepting the commencement date of the leases as 1 January 2019 since the Group chose the simplified modified retrospective approach among IFRS 16 rulings. The Group recognizes right of use assets at the commencement date of the lease for the contracts signed after 1 January 2019 (i.e., the date the underlying asset is available for use). Right of use assets are measured at cost, less any accumulated depreciation and impairment losses, and adjusted for any remeasurement of lease liabilities.

(15)

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Notes to the consolidated financial statements

December 31, 2019 and 2018

(Amounts expressed in US Dollar (USD) unless otherwise indicated)

2.	Basis of presentation of consolidated financial statements (continued)

2.2	Summary of significant accounting policies (continued)

The cost of right-of-use assets includes:

a)	the amount of lease liabilities recognized
b)	lease payments made at or before the commencement date less any lease incentives received
c)	initial direct costs incurred

Unless the Group is reasonably certain to obtain ownership of the leased asset at the end of the lease term, the recognized right of use assets is depreciated on a straight-line basis over the shorter of its estimated useful life and the lease term. The useful life of right-of-use assets is between 1 and 3 years. These assets consist of offices and are subject to impairment.

Lease liabilities

At the commencement date of the lease, the Group recognises lease liabilities measured at the present value of lease payments to be made over the lease term. Lease term includes the non-cancellable period, which does not include the period for which the lessor has the unconditional right to terminate lease without permission of the Company. In calculating the present value of lease payments, the Group uses its incremental borrowing rate at the lease commencement date because the interest rate implicit in the lease is not readily determinable.

The lease payments included in the measurement of the lease liability comprise the following payments for the right to use the underlying asset during the lease term that are not paid at the commencement date:

(a)	Fixed payments (including in-substance fixed payments) less any lease incentives receivable,
(b)	Variable lease payments that depend on an index or a rate,
(c)	Amounts expected to be paid under residual value guarantees,
(d)	The exercise price of a purchase option reasonably certain to be exercised by the Group
(e)	Payments of penalties for terminating a lease, if the lease term reflects the Group exercising the option to terminate.

The variable lease payments that do not depend on an index or a rate are recognized as expense in the period on which the event or condition that triggers the payment occurs.

In calculating the present value of lease payments, the Group uses the incremental borrowing rate at the lease commencement date if the interest rate implicit in the lease is not readily determinable. The Group uses 7.2% as interest rate for the contracts ranges from 1 to 3 years.

After the commencement date the Group measures the lease obligations as follows:

(a)	The amount of lease liabilities is increased to reflect the accretion of interest and
(b)	The amount of lease liabilities is reduced for the lease payments made.
(c)

remeasuring the carrying amount to reflect any reassessment or lease modifications. The Group recognises the amount of the remeasurement of the lease liability as an adjustment to the right-of-use asset.

In addition, the carrying amount of lease liabilities is remeasured if there is a modification, a change in the lease term, a change in the in-substance fixed lease payments or a change in the assessment to purchase the underlying asset.

IAS 17 Leases

The Group adopted IFRS 16 using the simplified method of adoption with the date of initial application of 1 January 2019. Until the transition date, the Group applied IAS 17 for the accounting of lease contract as described below.

(16)

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Notes to the consolidated financial statements

December 31, 2019 and 2018

(Amounts expressed in US Dollar (USD) unless otherwise indicated)

2.	Basis of presentation of consolidated financial statements (continued)

2.2	Summary of significant accounting policies (continued)

Operational lease

Leases where a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases (net off any incentives received from the lessor) are charged to the profit or loss statement on a straight-line basis over the period of the lease.

Lease payments

Payments made under operating leases are recognized in profit or loss on a straight-line basis over the term of the lease. Leasing incentives are accounted as a part of the total rental expenses during the lease period.

Intangible assets

Items recorded under “Intangible assets” in the balance sheet primarily include software rights, internally developed software and software under development costs.

Software rights

Acquired software rights are capitalized on the basis of the costs incurred to acquire and bring to use the specific software. Software rights are amortized over their estimated useful lives.

Amortization expense is recognized under "Administrative Expenses". The Group verifies the recoverable amount of the capitalized sums on a regular basis and performs impairment tests, whenever there is an indication that the recognized assets may be impaired. Any corresponding impairment losses are recognized under “Administrative Expenses”.

The estimated useful lives of licenses are 1 to 15 years.

Internally developed software

According to IAS 38, an intangible asset arising from development (or from the development phase of an internal project) shall be recognized if, and only if, an entity can demonstrate all the following:

(a)	the technical feasibility of completing the intangible asset so that it will be available for use or sale.
(b)	its intention to complete the intangible asset and use or sell it.
(c)	its ability to use or sell the intangible asset.
(d)

how the intangible asset will generate probable future economic benefits. Among other things, the entity can demonstrate the existence of a market for the output of the intangible asset or the intangible asset itself or, if it is to be used internally, the usefulness of the intangible asset.

(e)	the availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset.
(f)	its ability to measure reliably the expenditure attributable to the intangible asset during its development.

The Group recognizes the cost of developing games as an intangible asset as soon as the technical feasibility of the game is certain, which corresponds to the end of the pre-production stage. Technical feasibility is determined on a case-by-case basis. Capitalized costs correspond to the "milestone" payments to independent developers and actual costs directly attributable to in-house development projects such as in-house developers’ payroll cost.

Subsequent game development costs are capitalized and amortized over remaining useful lives of the games. Estimated useful lives of game rights are 3 to 5 years. After useful life period, the game development costs are expensed as incurred to cost of sales in the consolidated financial statements.

(17)

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Notes to the consolidated financial statements

December 31, 2019 and 2018

(Amounts expressed in US Dollar (USD) unless otherwise indicated)

2.	Basis of presentation of consolidated financial statements (continued)

2.2	Summary of significant accounting policies (continued)

Impairment of non-financial assets

The carrying amounts of assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable. Whenever the carrying amount of an asset exceeds its recoverable amount, an impairment loss is recognized in the consolidated statement of comprehensive income. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use. For the purpose of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash generating units). At each reporting date, non-financial assets are reviewed for any possible impairment.

Financial instruments

Financial assets

Classification

The Group classifies its financial assets in three categories of financial assets measured at amortized cost, financial assets measured at fair value through other comprehensive income and financial assets measured at fair value through profit of loss. The classification of financial assets is determined considering the entity’s business model for managing the financial assets and the contractual cash flow characteristics of the financial assets. The appropriate classification of financial assets is determined at the time of the purchase.

Recognition and Measurement

“Financial assets measured at amortized cost”, are non-derivative assets that are held within a business model whose objective is to hold assets in order to collect contractual cash flows and the contractual terms of the financial assets give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding. The Group’s financial assets measured at amortized cost comprise “cash and cash equivalents”, “trade receivables” and “other receivables”. Financial assets carried at amortized cost are measured at their fair value at initial recognition and by effective interest rate method at subsequent measurements. Gains and losses are reflected as a component of other income (expense).

Derecognition

The Group derecognized a financial asset when the contractual rights to the cash flows from the asset expired, or it transferred the rights to receive the contractual cash flows in a transaction in which substantially all the risks and rewards of ownership of the financial asset were transferred. Any interest in such transferred financial assets that was created or retained by the Group was recognized as a separate asset or liability.

Impairment

Impairment of the financial and contractual assets are measured by using “Expected Credit Loss” model (ECL). The impairment model applies for amortized financial and contractual assets.

Provision for loss measured as below;

-	12- Month ECL: results from default events that are possible within 12 months after reporting date.
-	Lifetime ECL: results from all possible default events over the expected life of financial instrument.

Lifetime ECL measurement applies if the credit risk of a financial asset at the reporting date has increased significantly since 12-month ECL measurement if it has not.

The group may determine that the credit risk of a financial asset has not increased significantly if the asset has low credit risk at the reporting date. However, lifetime ECL measurement (simplified approach) always apply for trade receivables and contract assets without a significant financing.

(18)

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Notes to the consolidated financial statements

December 31, 2019 and 2018

(Amounts expressed in US Dollar (USD) unless otherwise indicated)

2.	Basis of presentation of consolidated financial statements (continued)

2.2	Summary of significant accounting policies (continued)

Trade receivables

Trade receivables that are created by way of providing goods or services directly to a debtor are measured at amortized cost, using the effective interest rate method. Short duration receivables with no stated interest rate are measured at the original invoice amount unless the effect of imputing interest is significant. Un-invoiced balances as of the balance sheet date are included in trade receivables account because the Group has unconditional right to invoice and receive the consideration as of the balance sheet date.

The Group has preferred to apply “simplified approach” defined in IFRS 9 for the recognition of impairment losses on trade receivables, carried at amortized cost and that do not comprise of any significant finance component (those with maturity less than 12 months). In accordance with the simplified approach, the Group measures the loss allowances regarding its trade receivables at an amount equal to “lifetime expected credit losses” except incurred credit losses in which trade receivables are already impaired for a specific reason.  If the amount of the impairment subsequently decreases due to an event occurring after the write-down, the reversal of the provision is credited to other operating income.

Cash and cash equivalents

Cash and cash equivalents include cash in hand, deposits held at call with banks and time deposits. Bank deposits with original maturities of more than three months and shorter than 1 year are classified under short-term financial investments. The Group’s all time deposits have maturities less than 3 months. For the purpose of the consolidated statement of cash flows, cash and cash equivalents consist of cash and short-term deposits, as defined above, net of accrued but not collected interest income.

Financial Liabilities

Financial liabilities are classified as measured at amortized cost or fair value through profit or loss. A financial liability is classified as at fair value through profit or loss if it is classified as held-for-trading, it is a derivative or it is designated as such on initial recognition. Financial liabilities at fair value through profit or loss are measured at fair value and net gains and losses, including any interest expense, are recognized in profit or loss. The Group does not have any financial liabilities at fair value through profit or loss except for derivatives.

Other financial liabilities are subsequently measured at amortized cost using the effective interest method. Interest expense and foreign exchange gains and losses are recognized in profit or loss. Any gain or loss on derecognition is also recognized in profit or loss.

Trade payables

Trade payables are payments to be made arising from the purchase of goods and services from suppliers within the ordinary course of business. Trade payables are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method.

Offsetting

Financial assets and liabilities are offset and the net amount is reported in the consolidated financial statements when there is a legally enforceable right to set off the recognized amounts and there is an intention to settle on a net basis, or realize the asset and settle the liability simultaneously.

(19)

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Notes to the consolidated financial statements

December 31, 2019 and 2018

(Amounts expressed in US Dollar (USD) unless otherwise indicated)

2.	Basis of presentation of consolidated financial statements (continued)

2.2	Summary of significant accounting policies (continued)

Statement of cash flows

In the statement of cash flows, cash flows during the period are classified under operating, investing or financing activities. Cash flows raised from operating activities indicate cash flows due to the Group’s operations. The cash flows due to investing activities indicate the Group cash flows that are used for and obtained from investments (plant and equipment and intangible assets). The cash flows due to financing activities indicate the cash obtained from financial arrangements and used in their repayment. Cash and cash equivalents include cash and bank deposits and the investments that are readily convertible into cash and highly liquid assets with less than three months to maturity.

Effects of changes in exchange rates

Transactions and balances

Transactions in foreign currencies (i.e. any currency other than the functional currency) are initially recorded at the functional currency rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are retranslated at the rate of exchange ruling at the balance sheet date and all differences are taken to the consolidated statement of comprehensive income. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates as at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value was determined.

Earnings per share

Basic earnings per share (EPS) disclosed in note 24 are determined by dividing net profit by the weighted average number of shares that have been outstanding during the related year concerned.

Companies can increase their share capital by making a pro-rata distribution of shares (“bonus shares”) to existing shareholders from retained earnings in Turkey. In earnings per share calculation, this bonus share issuance is accepted as share dividend. Hence, weighted average stock share, which is used in the calculation of earnings per share, is acquired by retrospective application of bonus share issue.

Provisions, contingent liabilities and assets

Provisions

Provisions are recognized when there is a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and the amount of the obligation has been reliably estimated.

If the effect of the time value of money is material, provisions are determined by discounting the expected future cash flows at balance sheet date. Provisions are revised at each balance sheet date and amended to reflect management’s recent estimations.

Contingent liabilities (Share-based performance bonus payables)

The Company has evaluated the share-based performance bonus payable under IAS 37 rather than the IFRS 2 as the payment of the share-based performance premiums are subject to the public offering or the transfer of the majority shares of the Group directly or indirectly through a block or a partial sale which are not under the control of the Group, directly or indirectly.

(20)

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Notes to the consolidated financial statements

December 31, 2019 and 2018

(Amounts expressed in US Dollar (USD) unless otherwise indicated)

2.	Basis of presentation of consolidated financial statements (continued)

2.2	Summary of significant accounting policies (continued)

Related parties

Parties are considered related to the Group if;

(a)	A person or a close member of that person's family is related to a reporting entity if that person:

(i)	has control or joint control over the reporting entity;
(ii)	has significant influence over the reporting entity; or
(iii)	is a member of the key management personnel of the reporting entity or of a parent of the reporting entity.

(b)	An entity is related to a reporting entity if any of the following conditions applies:

(i)	The entity and the reporting entity are members of the same group (which means that each parent, subsidiary and fellow subsidiary is related to the others).
(ii)	One entity is an associate or joint venture of the other entity (or an associate or joint venture of a member of a company of which the other entity is a member).
(iii)	Both entities are joint ventures of the same third party.
(iv)	One entity is a joint venture of a third entity and the other entity is an associate of the third entity.
(v)

The entity is a post-employment benefit plan for the benefit of employees of either the reporting entity or an entity related to the reporting entity. If the reporting entity is itself such a plan, the sponsoring employers are also related to the reporting entity.

(vi)	The entity is controlled or jointly controlled by a person identified in (a).
(vii)	A person identified in (a) (i) has significant influence over the entity or is a member of the key management personnel of the entity (or of a parent of the entity).

A related party transaction is a transfer of resources, services or obligations between related parties, regardless of whether a price is charged.

The Group stated Board Members, General Manager and Assistant General Managers as executive managers.

Taxes on income

Tax charge / (benefit) is the aggregate amount included in the determination of net statement of comprehensive income for the period in respect of current and deferred tax.

The current and deferred income tax charges are calculated in accordance with the tax laws enacted or substantively enacted at the balance sheet date in the countries where the Group companies operate.

Deferred income tax is provided for financial reporting purpose, using the liability method, on all temporary differences at the balance sheet date between the tax bases of assets and liabilities and their carrying amounts.

Deferred income tax assets are recognized for all deductible temporary differences, carry-forward of unused tax assets and unused tax losses, to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, carry-forward of unused tax assets and unused tax losses can be utilized. The carrying amount of deferred income tax assets is reviewed at each balance sheet date and reduced to the extent that, in the management’s judgment, it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilized.

Deferred tax assets and deferred tax liabilities are offset, if a legally enforceable right exists to set off current tax assets against current tax liabilities, and deferred taxes relate to the same taxable entity and the same taxation authority.

Deferred tax relating to items recognized directly in equity is recognized in equity and not in the statement of comprehensive income.

(21)

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Notes to the consolidated financial statements

December 31, 2019 and 2018

(Amounts expressed in US Dollar (USD) unless otherwise indicated)

2.Basis of presentation of consolidated financial statements (continued)

2.2	Summary of significant accounting policies (continued)

Employee termination benefits

Retirement pay liability

In accordance with existing social legislation in Turkey, the Group is required to make lump-sum termination indemnities to each employee who has completed one year of service and whose employment is terminated due to retirement or for reasons other than resignation or misconduct.

In the consolidated financial statements, the Group has recognized a liability using the “Projected Unit Credit Method” based upon factors derived using the Group’s experience of personnel terminating and being eligible to receive benefits, discounted by using the current market yield at the balance sheet date on government bonds. All actuarial gains and losses are recognized in the statement of comprehensive income.

Vacation pay liability

Vacation pay liability recognized in the consolidated financial statements represents the possible liability of the Group related with the unused vacation days of the employees.

Share based performance bonus payables

In 2013, 2014 and 2017, share based performance bonus agreements were signed between the Group and certain employees. These employees shall be entitled to a bonus payment in case of the initial public offering (“IPO”) or the direct or indirect share transfer of the majority shareholding of the Group either through a block or a partial sale to third parties, including the Group shareholders. Accordingly, the liability is considered as contingent based on the future event outside the control of Group and accounted pursuant to IAS 37, instead of IFRS 2 (Note 14).

Subsequent events

The Group adjusts the amounts recognized in its financial statements to reflect the adjusting events after the balance sheet date. If non-adjusting events after the balance sheet date have material influence on the economic decisions of users of the financial statements, they are disclosed in the notes to the financial statements.

2.3	Significant accounting judgments, estimates and assumptions

The preparation of the consolidated financial statements requires management to make judgments, estimates and assumptions that are reflected in the measurement of income and expense in the consolidated statement of comprehensive income and in the carrying value of assets and liabilities in the balance sheet. The actual future results from operations in respect of the areas where these judgments and estimates have been made may in reality be different than those estimates. Estimates are reviewed periodically, and adjustments become necessary, they are reported in the statement of comprehensive income in which they become known.

The key assumptions concerning the future and other key resources of estimation at the balance sheet date, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year and the significant judgments (apart from those involving estimations) with the most significant effect on amounts recognized in the consolidated financial statements are as follows:

a)The estimated useful lives of tangible and intangible fixed assets in accounting policies are estimated by the Group management; depreciation and amortization are accounted for in accordance with the new economic lives determined.

b)Deferred tax asset is recognized to the extent that taxable profit will be available against which the deductible temporary differences can be utilized. When taxable profit is probable, deferred tax asset is recognized for all temporary differences.

(22)

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Notes to the consolidated financial statements

December 31, 2019 and 2018

(Amounts expressed in US Dollar (USD) unless otherwise indicated)

2.3	Significant accounting judgments, estimates and assumptions (continued)

c)In 2013, 2014 and 2017, share based performance bonus agreements were signed between the Group and certain employees. According to these agreements, these employees shall be entitled to a bonus payment in case of the initial public offering (“IPO”) or the direct or indirect share transfer of the majority shareholding of the Group either through a block or a partial sale to third parties, including the Group shareholders. The bonus amount shall be calculated by unit IPO/ sale value of the Group. The vesting period is defined in the related agreements for each employee. The management has not recognized any provision for the related bonus payments since there is no finalized nor signed a definitive share sales agreement or IPO as of December 31, 2019 and December 31, 2018 (Note 14).

2.4	Comparative information and restatement of prior period consolidated financial statements

The Group’s consolidated financial statements are prepared comparatively with the previous year to identify the financial condition and performance trends. Where necessary, comparative figures of the financial statements have been reclassified to conform to changes in presentation of the current period financial statements. The Group management considered that it is appropriate to have such reclassifications when they provide more relevant information to users of the financial statements.

The adjustments and reclassifications that are made at the Group’s statement of financial position as of 31 December 2019 and 2018 and statement of profit or loss and other comprehensive for the year ended 31 December 2019 and 2018 are as follows:

a)Unbilled revenue from sales through Apple App Store and Amazon App stores amounting to USD 22,914,486 and USD 23,334,492 which had been disclosed under other current assets have been reclassified to trade receivables as of December 31, 2019 and 2018, respectively.

b)Expense accruals amounting to USD 9,736,450 and USD 6,057,508 which had been disclosed under other liabilities and provisions have been reclassified to trade payables as of December 31, 2019 and 2018, respectively.

c)The Group is subject to a variety of income and indirect tax laws in Turkey and other jurisdictions throughout the world which the Group generates revenue through in app sales from users. The scope and interpretation of the rules of these jurisdictions is highly judgmental and complex. Therefore, the Group recognized provisions in accordance with IAS 37. As a result, “provisions” amounting to USD 4,428,681 (December 31, 2018: USD 2,473,439) “current tax liabilities” amounting to USD 1,899,826 (December 31, 2018: USD 1,118,847) have been recognized in the financials. In addition, other payables related to 2018 amounting to USD 2,333,751 which had been recognized in 2019 rather than 2018 financials, was corrected and recognized in December 31, 2018 financials.

d)The Group recognized virtually certain income accruals for its receivables at “trade receivables” amounting to USD 3,492,451 (December 31, 2018: USD 2,792,403).

e)Total profit or loss statement impacts of adjustments discussed at part (c) and (d) are recognized in revenue, general & administrative expenses, income tax expense or other operating expenses based on their nature. For the year ended December 31, 2019, revenue decreased by USD 822,146 (December 31, 2018: USD 966,744), general & administrative expenses increased by USD 433,048 (December 31, 2018: USD 1,048,042), income tax expense increased by USD 780,979 (December 31, 2018: USD 1,118,847), other operating expenses decreased by USD 2,333,751.

f)As a result of the above summarized adjustments deferred taxes asset and deferred tax income/expenses are revised accordingly and hence deferred tax assets increased by USD 157,905 as of December 31, 2019 (December 31, 2018: USD 338,179) and deferred tax income decreased by USD 180,274 for the year ended December 31, 2019 (December 31, 2018: increased by USD 338,179).

(23)

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Notes to the consolidated financial statements

December 31, 2019 and 2018

(Amounts expressed in US Dollar (USD) unless otherwise indicated)

3.	Cash and cash equivalents

	December 31,	December 31,
	2019	2018

Cash at banks
Time deposits	104,833,880	39,257,857
Demand deposits	26,854,297	12,189,610

Total	131,688,177	51,447,467

Less: Interest accrual	(140,501)	(44,300)

Cash and cash equivalents at cash flow statement	131,547,676	51,403,167

Time deposits:

Currency	Interest Rate	Maturity	December 31, 2019

Us Dollar	2.00%-2.20%	09.01.2020-23.01.2020	94,309,777
Turkish Lira	8.00%-9.00%	02.01.2020	10,524,103

Total			104,833,880

Currency	Interest Rate	Maturity	December 31, 2018

Us Dollar	4.25%-4.50%	31.01.2019-24.01.2019	27,657,163
Turkish Lira	15.00%-18.25%	02.01.2019	11,600,694

Total			39,257,857

As of December 31, 2019 and December 31, 2018 there is no restriction or blockage on cash and cash equivalents.

4.Trade receivables

	December 31,	December 31,
	2019	2018

Income accruals	26,406,937	26,126,895
Trade receivables	13,182,491	15,852,645

Total	39,589,428	41,979,540

As of December 31, 2019 the maximum due date of trade receivables is 30 days (December 31, 2018: 30 days). No expected credit loss exists as of December 31, 2019 and December 31, 2018.

Income accruals include unbilled revenue from sales through Amazon and Apple App stores. The Group has unconditional right to invoice and receive the consideration as of the balance sheet date.

(24)

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Notes to the consolidated financial statements

December 31, 2019 and 2018

(Amounts expressed in US Dollar (USD) unless otherwise indicated)

5.	Other receivables

a)	Other current receivables:

	December 31,	December 31,
	2019	2018

Due from shareholders (Note 25)	553,598	-
Other receivables	18,618	21,702
Advances given to personnel	5,050	4,942
Work advances	595	300

Total	577,861	26,944

b)	Other non – current receivables:

	December 31,	December 31,
	2019	2018

Due from shareholders (Note 25)	-	536,108

Total	-	536,108

6.	Other assets

a)	Other current assets:

	December 31,	December 31,
	2019	2018

Deferred VAT	5,439,510	1,484,378
Prepaid expenses (*)	1,225,535	3,398,969
Advances given (**)	19,265	7,507,645
Other miscellaneous current assets (***)	-	10,044,610

Total	6,684,310	22,435,602

(*)	Prepaid expenses are mainly related with, consultancy expenses, software as a service tools fees and insurance expenses.
(**)	Advances given amount consists of the advance given to Facebook for marketing campaigns.
(***)

As a result of the sales of the board and card games to Zynga Inc., USD 10,000,000 of the sales amount and the interest accrued kept at Escrow account until June 18, 2019 according to the agreement. Therefore, as of December 31, 2019 the Group has received principal amount of USD 10,000,000 with additional interest accrued of USD 89,840.

b)	Other non-current assets:

	December 31,	December 31,
	2019	2018

Deposits guarentees given	381,791	15,667
Prepaid expenses (*)	226,527	542,605

Total	608,318	558,272

(*)	Prepaid expenses are mainly related with the software as a service tools fee.

(25)

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Notes to the consolidated financial statements

December 31, 2019 and 2018

(Amounts expressed in US Dollar (USD) unless otherwise indicated)

7.	Property, plant and equipment

	Furniture and fixtures	Leasehold improvements	Total

Cost Value

January 1, 2019	1,562,678	759,169	2,321,847
Additions	3,489,971	3,397,579	6,887,550
Disposals	(20,437)	(42,025)	(62,462)

December 31, 2019	5,032,212	4,114,723	9,146,935

Accumulated depreciation

January 1, 2019	969,970	640,037	1,610,007
Additions	418,193	66,325	484,518
Disposals	(380)	(7,493)	(7,873)

December 31, 2019	1,387,783	698,869	2,086,652

NBV as of January 1, 2019	592,708	119,132	711,840

NBV as of December 31, 2019	3,644,429	3,415,854	7,060,283
			-
	Furniture and fixtures	Leasehold improvements	Total

Cost Value

January 1, 2018	1,140,863	695,233	1,836,096
Additions	423,764	63,936	487,700
Disposals	(1,949)	-	(1,949)

December 31, 2018	1,562,678	759,169	2,321,847

Accumulated depreciation

January 1, 2018	806,833	603,053	1,409,886
Additions	163,576	36,984	200,560
Disposals	(439)	-	(439)

December 31, 2018	969,970	640,037	1,610,007

NBV as of January 1, 2018	334,030	92,180	426,210

NBV as of December 31, 2018	592,708	119,132	711,840

As of December 31, 2019 and December 31, 2018 there is no property, plant and equipment acquired via financial leasing. The Group did not use any loans for acquisition of property, plant and equipment as of December 2019 and 2018. No liens or pledge exists on the Group’s property, plant and equipment, as of December 31, 2019 and 2018.

(26)

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Notes to the consolidated financial statements

December 31, 2019 and 2018

(Amounts expressed in US Dollar (USD) unless otherwise indicated)

8.	Intangible assets

	Internally developed software	Software rights	Software under development	Other	Total

Cost Value

January 1, 2019	5,209,780	524,328	-	92,163	5,826,271
Additions	-	5,067,457	4,162,222	-	9,229,679
Disposals	-	(12,023)	(16,478)	-	(28,501)
Transfers from software under development	2,948,001	-	(2,948,001)	-	-

December 31, 2019	8,157,781	5,579,762	1,197,743	92,163	15,027,449

Accumulated amortization

January 1, 2019	3,127,482	199,111	-	47,629	3,374,222
Additions	892,567	354,350	-	5,930	1,252,847
Disposals	-	(12,023)	-	-	(12,023)

December 31, 2019	4,020,049	541,438	-	53,559	4,615,046

NBV as of January 1, 2019	2,082,298	325,217	-	44,534	2,452,049

NBV as of December 31, 2019	4,137,732	5,038,324	1,197,743	38,604	10,412,403

	Internally developed software	Software rights	Software under development	Other	Total

Cost Value

January 1, 2018	4,007,915	467,714	-	92,163	4,567,792
Additions	-	56,614	1,201,865	-	1,258,479
Transfer from software under development	1,201,865		(1,201,865)	-	-

December 31, 2018	5,209,780	524,328	-	92,163	5,826,271

Accumulated amortization

January 1, 2018	2,052,732	160,829	-	41,698	2,255,259
Additions	1,074,750	38,282	-	5,931	1,118,963

December 31, 2018	3,127,482	199,111	-	47,629	3,374,222

NBV as of January 1, 2018	1,955,183	306,885	-	50,465	2,312,533

NBV as of December 31, 2018	2,082,298	325,217	-	44,534	2,452,049

No liens or pledge exists on the Group’s intangible assets, as of December 31, 2019 and 2018.

(27)

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Notes to the consolidated financial statements

December 31, 2019 and 2018

(Amounts expressed in US Dollar (USD) unless otherwise indicated)

9.	Right of use assets

The Group has lease contracts for 2 office spaces that are used in its operations. Leases of office spaces have 3 years of lease term. The Group’s obligations under its leases are secured by the lessor’s title to the leased assets. Generally, the Group is restricted from assigning and subleasing the leased assets.

The Group also has certain leases of vehicles with lease terms of 12 months or less and leases of office equipment with low value. The Group applies the ‘short-term lease’ and ‘lease of low-value assets’ recognition exemptions for these leases.

For the year ended December 31, 2019 balances and depreciation expenses of right of use assets are as follows:

	Leased office building	Total

Cost Value

January 1	6,909,974	6,909,974
Additions	-	-

December 31	6,909,974	6,909,974

Accumulated depreciation

January 1	-	-
Additions	2,303,325	2,303,325

December 31	2,303,325	2,303,325

NBV as of January 1	6,909,974	6,909,974

NBV as of December 31	4,606,649	4,606,649

January 1 -
Dec 31, 2019

Depreciation expense of right-of-use assets (included in administrative expenses)	2,303,325
Interest expense on lease liabilities	487,460
Expense relating to short-term leases (included in administrative expenses)	383,512

Total amount recognised in profit or loss	3,174,297

The depreciation expense is classified under administrative expenses.

(28)

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Notes to the consolidated financial statements

December 31, 2019 and 2018

(Amounts expressed in US Dollar (USD) unless otherwise indicated)

10.	Lease liabilities

	December 31,	December 31,
	2019	2018

Current lease liability	2,580,664	-
Non current lease liability	2,779,907	-

Total	5,360,571	-

Maturity analysis of the lease liabilities:

Set out below are the movements during the period:

December 31,
2019

0 - 3 Months	627,293
3 - 12 Months	1,953,371
1 - 2 Years	2,779,907

Total	5,360,571

Set out below are the movements of lease liability during the period:

Opening - 1 January	-
Change in accounting policies	6,909,974
Payments of lease liability	(2,036,863)
Interest expense of lease liability	487,460

Closing - December 31	5,360,571

11.	Other financial liabilities

Financial liabilities of the Group amounting to USD 25,698 and USD 35,063 as of December 31, 2019 and 2018, respectively consist of credit card payables to the banks.

12.	Trade payables

	December 31,	December 31,
	2019	2018

Trade payables	15,728,736	14,792,666
Expense accruals	9,736,450	6,057,508

Total	25,465,186	20,850,174

As of December 31, 2019 and December 31, 2018 the average maturities of trade payables are less than one month.

Expense accruals mainly include server expenses, marketing campaign expenses and consultancy expenses belonging to the relevant period but not invoiced yet.

(29)

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Notes to the consolidated financial statements

December 31, 2019 and 2018

(Amounts expressed in US Dollar (USD) unless otherwise indicated)

13.	Other payables

	December 31,	December 31,
	2019	2018

Taxes and social security payables	6,649,838	2,745,776
Due to shareholders	303,000	-
Other payables	157,658	6,717

Total	7,110,496	2,752,493

14.	Commitments and contingent liabilities

Obligations related to letter of guarantees given

Group has given two definite letters of guarantee unlimited in time which are issued for 21st Directorate of Bailiff and Execution of Istanbul amounting USD 75.700 and for 3rd Civil Court for Intellectual and Industrial Property Rights of Istanbul amounting USD 841 as of December 31,2019 and December 31, 2018.

Contingent liabilities

Share-based performance premium payables

In 2013, 2014 and 2017, share-based performance premium contracts were signed between the Group and certain employees. According to these agreements, these employees, including the individual shareholders of the Group, will be entitled to a premium payment in case of public offering or the transfer of the majority shares of the Group directly or indirectly through a block or a partial sale. The premium amount will be calculated by multiplying the Group's public offering value / sales value with the shares earned. With respect to the rights granted under these contracts, nine persons will be entitled to a cash bonus payment which equals to the value of 1,168,940 number of Company shares at exit. The Group management has not recognized any provision for possible future premium payments due to the absence of a final sale or public offering as of December 31, 2019 and 2018. The Group and shareholders paid USD 67,863,873 (including taxes and other legal liabilities) related to above explained share-based performance premium contracts on July 1, 2020.

Uncertain tax matters

The Group is subject to tax inspection by Tax Authorities of various jurisdictions in which the Group operates for the tax years after 2014. The fiscal years open to examination varies as per the laws and regulations of respective jurisdictions. The scope and interpretation of the rules of tax jurisdictions is highly judgmental and complex. If the Group believes that a loss arising from such matters is probable and can be reasonably estimated, the Company accrues the provision for the estimated liability in its financial statements. As of December 31, 2019 and 2018, Group Management recognized provisions for those matters that are deemed necessary (Note 16). For proceedings in which an unfavorable outcome is reasonably possible but not probable and an estimate of the loss or range of losses arising from the proceeding can be made, the Company discloses such an estimate, if material. If such a loss or range of losses is not reasonably estimable, the Company discloses that fact.

(30)

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Notes to the consolidated financial statements

December 31, 2019 and 2018

(Amounts expressed in US Dollar (USD) unless otherwise indicated)

15.	Long term employee benefits

Liabilities for long-term employee benefit

	December 31,	December 31,
	2019	2018

Liability for unused vacations	758,326	267,578
Retirement pay liability	20,930	17,933

Total	779,256	285,511

Retirement pay liability

Under the Turkish Labor Law, the Group is required to pay termination benefits to each employee who has completed one year of service and whose employment is terminated without due cause, is called up for military service, or who retires or resigns. The indemnity is one month’s salary for each working year and is limited to TRY 6,380 as of December 31, 2019 and TRY 6,018 as of December 31, 2018.

The Group makes a calculation for the retirement pay liability by applying the prescribed liability method, by the experiences and by considering the personnel who become eligible for pension. This provision is calculated by expecting the present value of the future liability which will be paid for the retired personnel. The provision has been calculated by estimating the present value of the future probable obligation of the Group arising from the retirement of employees. Accordingly, the following actuarial assumptions have been used in the calculation of the total liability.

	December 31,	December 31,
	2019	2018

Interest rate	11.95%	14.60%
Inflation rate	7.50%	9.00%
Net discount rate	4.14%	5.14%
Turnover ratio for retirement possibility	87.13%	89.34%

Movements of the provision for retirement pay liability as of December 31, 2019 and 2018 are as follows:

	January 1 -	January 1 -
	Dec 31, 2019	Dec 31, 2018

January 1	17,933	19,971

Service cost	1,033	7,231
Interest cost	851	933
Actuarial (gain) / loss	1,113	(10,202)

Provision at December 31	20,930	17,933

(31)

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Notes to the consolidated financial statements

December 31, 2019 and 2018

(Amounts expressed in US Dollar (USD) unless otherwise indicated)

16.	Provision

	December 31,	December 31,
	2019	2018

Provision (Note 14)	4,428,681	2,473,439

Total	4,428,681	2,473,439

Movement of the provisions:

	January 1 -	January 1 -
	Dec 31, 2019	Dec 31, 2018

January 1	2,473,439	-
Addition	1,955,242	2,473,439

Provision at December 31	4,428,681	2,473,439

17.	Equity

a)	Paid-in share capital

The shareholders and the percentages of ownership of the shareholders of the Group as of December 31, 2019 and December 31, 2018 are as follows:

		December 31,		December 31,
		2019		2018
Shareholders	Percentage of ownership %	Amount (TRY)	Percentage of ownership %	Amount (TRY)

Earlybird Verwaltungs GmbH	43.32%	12,386,113	43.32%	12,386,113
Sidar Şahin	21.34%	6,100,946	21.34%	6,100,946
Hummingbird Ventures CVA	14.37%	4,107,936	14.37%	4,107,936
Evren Üçok	7.74%	2,213,941	7.74%	2,213,941
Hummingbird Ventures II CVA	5.78%	1,652,583	5.78%	1,652,583
Demet Suzan Mutlu Üçok	4.80%	1,373,817	4.80%	1,373,817
Endeavor Catalyst	2.65%	757,792	2.65%	757,792

Nominal Capital	100%	28,593,128	100%	28,593,128

The Group’s nominal share capital in the statutory books consists of 28.593.128 and fully paid shares each having TRY 1 per value (December 31, 2018: 28.593.128 and fully paid shares each having TRY 1 par value). USD equivalent of paid-in share capital is 15.793.330 as of December 31, 2019 (December 31, 2018: USD 15,793,330).

Treasury shares

If the Company acquires its own equity shares (“treasury shares”), these shares are deducted from equity. No gain or loss is reflected in profit or loss due to the purchase, sale, issuance or cancellation of the Company’s own equity shares.

The company canceled treasury shares, which it acquired in 2014 and 2017, through a capital reduction in 2018 and treasury shares were offset with retained earnings, i.e., nominal amount of share capital cancelled decreased from share capital and the difference between the amount paid to acquire treasury shares and nominal amount of share capital was offset with retained earnings.

(32)

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Notes to the consolidated financial statements

December 31, 2019 and 2018

(Amounts expressed in US Dollar (USD) unless otherwise indicated)

17.	Equity (continued)

b)	Share premium

At capital increases, the Group accounts for the difference between the issued value and nominal value as share premium under shareholders’ equity, in cases where the issued value is higher than the nominal value. Share premium of the Group is equal to USD 12,010,269 and USD 12,010,269 as of December 31, 2019 and December 31, 2018, respectively.

c)	Dividends

During the years ended December 31, 2019 and December 31, 2018, the Company did not declare or make any dividends.

18.	Revenue and cost of services rendered

	January 1 -	January 1 -
	Dec 31, 2019	Dec 31, 2018

Online game revenues	617,497,407	602,149,967
Advertising revenue	-	29,690

Total sales, net	617,497,407	602,179,657

Disaggregated revenue information

The following table presents the Group’s revenue disaggregated revenue based on geographic location of game players for the year ended December 31, 2019 and 2018:

	January 1 -	January 1 -
	Dec 31, 2019	Dec 31, 2018

United States	397,700,607	374,401,421
Other Countries	219,796,800	227,778,236

Total revenue	617,497,407	602,179,657

	January 1 -	January 1 -
	Dec 31, 2019	Dec 31, 2018

Commission expenses	186,395,519	180,347,852
Personnel expenses	5,450,008	2,433,461
Server expenses	3,855,984	3,157,707
Advisory expenses	1,307,301	1,431,258
Depreciation and amortization expenses	892,567	1,118,963
Revenue share expenses	837,644	924,436
Other	426,749	314,669

Total cost of services rendered (-)	199,165,772	189,728,346

Gross profit	418,331,635	412,451,311

Commission expenses only include commissions paid to application marketplaces owned by online platforms on which the games are being featured, such as Apple App Store, Google Play, Amazon App Store and Facebook.

(33)

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Notes to the consolidated financial statements

December 31, 2019 and 2018

(Amounts expressed in US Dollar (USD) unless otherwise indicated)

19.	Operating expenses

	January 1 -	January 1 -
	Dec 31, 2019	Dec 31, 2018

Marketing sales and distribution expenses	321,044,423	363,737,857
Administrative expenses	11,958,508	8,883,145

Total	333,002,931	372,621,002

a)	Marketing, sales and distribution expenses

	January 1 -	January 1 -
	Dec 31, 2019	Dec 31, 2018

Marketing and advertising expenses	319,823,568	363,049,069
Personnel expenses	1,220,855	688,788

Total	321,044,423	363,737,857

b)Administrative expenses

	January 1 -	January 1 -
	Dec 31, 2019	Dec 31, 2018

Personnel expenses	4,110,806	4,688,820
Depreciation and amortization expenses	3,148,123	200,560
Consultancy and auditing expenses	1,189,414	918,959
Representation expenses	898,123	611,481
Office expenses	837,302	333,597
Stamp and other tax expense	570,707	1,061,082
Rent expenses	383,512	381,467
Travel expenses	288,379	382,675
Utilities	146,812	73,365
Other	385,330	231,139

Total	11,958,508	8,883,145

20.	Expenses based on their nature

a)	Depreciation and amortization expenses

	January 1 -	January 1 -
	Dec 31, 2019	Dec 31, 2018

General admistrative expenses	3,148,123	200,560
Cost of services rendered	892,567	1,118,963

Total	4,040,690	1,319,523

(34)

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Notes to the consolidated financial statements

December 31, 2019 and 2018

(Amounts expressed in US Dollar (USD) unless otherwise indicated)

20.	Expenses based on their nature (continued)

b)	Personnel expenses

	January 1 -	January 1 -
	Dec 31, 2019	Dec 31, 2018

Salaries	10,289,037	7,727,612
Vacation pay liability expenses (Note 15)	490,748	75,293
Retirement pay liability expenses (Note 15)	1,884	8,164

Total	10,781,669	7,811,069

21.	Finance income and expense

a)	Finance income

	January 1 -	January 1 -
	Dec 31, 2019	Dec 31, 2018

Interest income	2,900,262	2,225,279

Total	2,900,262	2,225,279

b)	Finance expense

	January 1 -	January 1 -
	Dec 31, 2019	Dec 31, 2018

Foreign exchange losses	3,894,423	6,746,379
Interest expense for lease liability	487,460	-

Total	4,381,883	6,746,379

22.	Operating income and expense

a)	Other operating income

	January 1 -	January 1 -
	Dec 31, 2019	Dec 31, 2018

Other income	26,029	128,813

Total	26,029	128,813

b)	Other operating expense

	January 1 -	January 1 -
	Dec 31, 2019	Dec 31, 2018

Other expense	59,215	172,852

Total	59,215	172,852

(35)

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Notes to the consolidated financial statements

December 31, 2019 and 2018

(Amounts expressed in US Dollar (USD) unless otherwise indicated)

23.	Tax assets and liabilities

	December 31,	December 31,
	2019	2018

Current tax liability
Current corporate tax provision	22,971,935	13,625,244
Less: prepaid taxes and funds	(18,339,093)	(11,339,105)

Current tax liability	4,632,842	2,286,139

Tax expenses	January 1 -	January 1 -
	Dec 31, 2019	Dec 31, 2018

Current corporate tax provision	(21,853,088)	(13,625,244)
Deferred tax income / (expense)	169,210	154,251

Total	(21,683,878)	(13,470,993)

The corporate tax rate in Turkey is 20%. However, according to the Provisional Article 10 added to the Corporate Tax Law, the corporate tax rate of 20% is increased to 22% for the corporate earnings for the taxation periods of the years 2018, 2019 and 2020. Institutions tax rate is applied to the income of the corporation's commercial income in the net corporate income which will be deducted according to the tax law and deduction of the exemptions and discounts included in the tax laws. The corporation tax is declared until the evening of the twenty fifth day of the fourth month following the end of the year in which it is relevant and paid until the end of the relevant month.

Turkish tax legislation does not permit a parent company, its subsidiaries, to file a tax return on its consolidated financial statements. For this reason, tax liabilities reflected in the Consolidated Financial Statements of the Group are separately calculated for all companies included in the scope of consolidation. The taxes payable on the statement of financial position as of December 31, 2019 and December 31, 2018 are netted off for each subsidiary and classified separately in the Consolidated Financial Statements.

The dividend payments made to resident corporations in Turkey again from resident companies in Turkey are not subject to income tax. In addition, if the profit is not distributed or added to the capital, the income tax is not calculated.

Companies declare their advance tax on their quarterly financial income until the 14th day of the second month following that period and pay the tenth day until the evening. The temporary tax paid during the year belongs to that year and is deducted from the corporation tax that will be calculated on the tax declaration of the institutions to be given in the following year. If the temporary tax amount paid remains despite the indictment, this amount can be deducted from the cash withdrawal.

Transfer pricing is regulated under Corporate Income Tax Law no 13 “Disguised profit distribution via transfer pricing” issued by Turkish Tax Authority; detailed explanations on the executions is given in the “Communiqué related disguised profit distribution via transfer pricing”.

According to regulations; if a taxpayer enters into transactions regarding sale or purchase of goods and services with related parties, where the prices are not set in accordance with arm’s length principle, then related profits are distributed in a disguised manner via transfer pricing. Such disguised profit distributions via transfer pricing are not accepted as tax deductible for corporate income tax purposes.

According to corporate tax law, losses can be carried 5 years maximum to be deducted from the taxable profit of the following years. Declarations and related accounting entries, including the transfer pricing related to transactions between related parties, may be investigated in 5 years and revised if necessary, by tax authorities.

(36)

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Notes to the consolidated financial statements

December 31, 2019 and 2018

(Amounts expressed in US Dollar (USD) unless otherwise indicated)

23.	Tax assets and liabilities (continued)

As of December 31, 2019, the Group has no 2019 and 2018 corporate tax losses.

The Group calculates the deferred tax assets and liabilities based on the temporary differences arising from the different evaluations between the financial statements and the statutory financial statements prepared in accordance with the IFRS of the balance sheet items. Such temporary differences usually result from the recognition of revenue and expenses in different reporting periods for IFRS and Tax Code. Within the scope of the "Law on Amendments to Certain Tax Laws and Some Other Laws" numbered 7061, which was published in the Official Gazette dated 5 December 2017, the corporate tax rate for the years 2018, 2019 and 2020 was increased from 20% to 22%. Under the said law, deferred tax assets and liabilities are recognized on the financial statements as of December 31, 2019 and December 31, 2018 with a tax rate of 22% for the portion of temporary differences that are expected to be reversed or utilized in 2020.

Deferred tax assets and liabilities

As of December 31, 2019, and December 31, 2018 the breakdown of cumulative temporary differences and the resulting deferred tax assets/liabilities provided using principal tax rates are as follows:

	Temporary differences		Deferred tax asset / (liability)
	December 31,	December 31,	December 31,	December 31,
	2019	2018	2019	2018

Prepaid expenses	185,387	258,004	(40,785)	(56,759)
Trade receivables	3,492,451	2,792,403	(768,339)	(614,329)
Property, plant and equipment and intangible assets	600,234	(1,464,120)	(132,051)	322,106

Deferred tax liability, gross	4,278,072	1,586,287	(941,175)	(348,982)

IFRS 16 leases	(753,922)	-	165,863	-
Provision for retirement and unused vacation pay liability	(779,256)	(285,511)	171,436	62,812
Provisions	(6,543,954)	(4,329,579)	1,439,669	952,508

Deferred tax asset, gross	(8,077,132)	(4,615,090)	1,776,968	1,015,320

Deferred tax asset / (liability), net	(3,799,060)	(3,028,803)	835,793	666,338

Movements of the deferred tax as of December 31, 2019 and 2018 are as follows:

	2019	2018

January 1	666,338	514,331

Current year deferred tax income / (expense)	169,210	154,251
Recognized in other comprehensive income	245	(2,244)

December 31	835,793	666,338

(37)

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Notes to the consolidated financial statements

December 31, 2019 and 2018

(Amounts expressed in US Dollar (USD) unless otherwise indicated)

23.	Tax assets and liabilities (continued)

Reconciliation between tax charges for the periods ended December 31, 2019 and 2018 and calculated tax charge using corporate tax rate in Turkey (22%) is as follows:

	2019	2018

Profit before tax	83,813,897	35,265,170
Tax calculated using 22% local tax rate	(18,439,057)	(7,758,337)
Tax expense in jurisdictions other than Turkey	(609,164)	(872,701)
Effect of the different currencies of IFRS and tax based financial
Statements	(2,515,899)	(4,455,894)
Expenses that are non-deductible in determining taxable profit	(119,758)	(384,061)

Total tax (expense) / income	(21,683,878)	(13,470,993)

24.	Earnings per share (EPS)

Earnings per share disclosed in the statement of comprehensive income are determined by dividing the net income by the weighted average number of shares that have been outstanding during the year.

The weighted average number of shares considers the weighted average effect of changes in treasury shares during the year.

	December 31,	December 31,
	2019	2018

Weighted average number of ordinary shares with nominal value TRY 1 each	28,593,128	36,829,364
Net income/(loss) attributable to the equity holders of the parent	62,130,019	21,794,177
Basic, EPS attributable to ordinary equity holders of the parent (full USD)	2.17	0.59

25.	Related party disclosures

a)	Due from shareholders

	December 31,	December 31,
	2019	2018

Due from shareholders	553,598	536,108

Total	553,598	536,108

b)Due to shareholders

	December 31,	December 31,
	2019	2018

Due to shareholders	303,000	-

Total	303,000	-

Key management compensation

Total compensation provided to key management personnel by the Group during the period ended December 31, 2019 amounts to USD 3,470,100 (December 31, 2018: USD 3,927,082).

(38)

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Notes to the consolidated financial statements

December 31, 2019 and 2018

(Amounts expressed in US Dollar (USD) unless otherwise indicated)

26.	Financial instruments and financial risk management

The Group's principal financial instruments are comprised of short-term bank deposits. The Group has various other financial instruments such as trade receivables and trade payables, which arise directly from its operations.

The main risks arising from the Group’s financial instruments are foreign currency risk, credit risk and liquidity risk. The Group is not subjected to a significant interest rate risk. The Group management reviews and agrees policies for managing each of the risks as summarized below.

Foreign currency risk

The Group is exposed to foreign exchange risk arising from various currency exposures primarily with respect to Turkish Lira (TRY), Japanese Yen and Euro; the foreign currency risk of the Group arises from the cash and cash equivalents, trade receivables, other receivables, trade payables, other payables and financial liabilities used in TRY, Euro, Japanese Yen. In order to mitigate the risk, the Group continuously monitors its financial position cash, inflows/outflows with detailed cash flow statements.

Net foreign currency asset/(liability) position of monetary items of the Group as of December 31, 2019 and December 31, 2018 are as follows:

	December 31,	December 31,
	2019	2018

A. Foreign currency asset	32,759,717	32,856,889
B. Foreign currency liability	(11,800,068)	(5,754,996)

Net foreign currency position (A+B)	20,959,649	27,101,893

USD buying rates as of December 31, 2019 and December 31, 2018 are as follows:

	December 31,	December 31,
	2019	2018

TRY	0.1683	0.1901
EUR	1.1196	1.1659
JPY	0.0091	0.0090

(39)

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Notes to the consolidated financial statements

December 31, 2019 and 2018

(Amounts expressed in US Dollar (USD) unless otherwise indicated)

26.	Financial instruments and financial risk management (continued)

The accompanying table represents the carrying value of the assets and the liabilities in foreign currency, according to their original currencies as of December 31, 2019 and December 31, 2018:

	December 31, 2019
TRY		USD equivalent of TRY denominated balances	Euro	USD equivalent of Euro denominated balances	JPY	USD equivalent of JPY denominated balances	Total USD

Cash and cash equivalents	63,524,056	10,693,925	60,588	67,834	-	-	10,761,759
Trade receivables	77,490,833	13,045,156	-	-	377,154,506	3,447,038	16,492,194
Other receivables	46,929	7,900	14,617	16,365	-	-	24,265
Other current asset	32,322,828	5,441,370	-	-	-	-	5,441,370

Current assets	173,384,646	29,188,351	75,205	84,199	377,154,506	3,447,038	32,719,588

Other non-current receivables	238,372	40,129	-	-	-	-	40,129

Non-current assets	238,372	40,129	-	-	-	-	40,129

Total assets	173,623,018	29,228,480	75,205	84,199	377,154,506	3,447,038	32,759,717

Financial liabilities	110,695	18,635	(1,380)	(1,545)	-	-	17,090
Trade payables	437,099	73,583	10	12	-	-	73,595
Other payables	4,109,912	691,881	15,037	16,835	657,814,100	6,012,152	6,720,868
Current tax liability	16,234,659	2,733,016	-	-	-	-	2,733,016
Provisions	13,398,115	2,255,499	-	-	-	-	2,255,499

Current liabilities	34,290,480	5,772,614	13,667	15,302	657,814,100	6,012,152	11,800,068

Total liabilities	34,290,480	5,772,614	13,667	15,302	657,814,100	6,012,152	11,800,068

Net foreign currency asset position of monetary items	139,332,538	23,455,866	61,538	68,897	(280,659,594)	(2,565,114)	20,959,649

(40)

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Notes to the consolidated financial statements

December 31, 2019 and 2018

(Amounts expressed in US Dollar (USD) unless otherwise indicated)

26.	Financial instruments and financial risk management (continued)

	December 31, 2018
TRY		USD equivalent of TRY denominated balances	Euro	USD equivalent of Euro denominated balances	JPY	USD equivalent of JPY denominated balances	Total USD

Cash and cash equivalents	71,090,406	13,512,974	17,192	19,699	-	-	13,532,673
Trade receivables	79,433,776	15,098,895	-	-	301,555,406	2,713,999	17,812,894
Other receivables	136,551	25,956	862	988	-	-	26,944
Other current asset	7,809,164	1,484,378	-	-	-	-	1,484,378

Current assets	158,469,897	30,122,203	18,054	20,687	301,555,406	2,713,999	32,856,889

Total assets	158,469,897	30,122,203	18,054	20,687	301,555,406	2,713,999	32,856,889

Financial liabilities	16,399	3,117	452	518	-	-	3,635
Trade payables	472,565	89,820	1,901	2,173	-	-	91,993
Other payables	2,202,961	418,742	-	-	255,345,200	2,298,107	2,716,849
Current tax liability	6,141,006	1,167,292	-	-	-	-	1,167,292
Provisions	9,338,385	1,775,227	-	-	-	-	1,775,227

Current liabilities	18,171,316	3,454,198	2,353	2,691	255,345,200	2,298,107	5,754,996

Total liabilities	18,171,316	3,454,198	2,353	2,691	255,345,200	2,298,107	5,754,996

Net foreign currency asset position of monetary items	140,298,581	26,668,005	15,701	17,996	46,210,206	415,892	27,101,893

(41)

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Notes to the consolidated financial statements

December 31, 2019 and 2018

(Amounts expressed in US Dollar (USD) unless otherwise indicated)

26.	Financial instruments and financial risk management (continued)

The following table demonstrates the sensitivity to a reasonably possible increase of 10% in the exchange rates against functional currency, with all other variables held constant, of the Group’s statement of comprehensive income and equity.

Foreign currency sensitivity analysis as of December 31, 2019 and December 2018 are as follows:

		December 31, 2019
		Profit/loss		Equity
		Appreciation of	Depreciation of	Appreciation of	Depreciation of
		foreign currency	foreign currency	foreign currency	foreign currency

	In case 10% appreciation of TRY against USD

1-	TRY net asset/liability	2,345,587	(2,345,587)	-	-
2-	Amount hedged for TRY risk (-)	-	-	-	-
3-	TRY net effect (1+2)	2,345,587	(2,345,587)	-	-

	In case 10% appreciation of EUR against USD

4-	EUR net asset/liability	6,890	(6,890)	-	-
5-	Amount hedged for EUR risk (-)	-	-	-	-
6-	EUR net effect (4+5)	6,890	(6,890)	-	-

	In case 10% appreciation of JPY against USD

7-	JPY net asset/liability	(256,511)	256,511	-	-
8-	Amount hedged for JPY risk (-)	-	-	-	-
9-	Other Currencies net effect (7+8)	(256,511)	256,511	-	-

	Total (3+6+9)	2,095,966	(2,095,966)	-	-

		December 31, 2018
		Profit/loss		Equity
		Appreciation of	Depreciation of	Appreciation of	Depreciation of
		foreign currency	foreign currency	foreign currency	foreign currency

	In case 10% appreciation / (depreciation) of TRY against USD

1-	TRY net asset/liability	2,666,801	(2,666,801)	-	-
2-	Amount hedged for TRY risk (-)	-	-	-	-
3-	TRY net effect (1+2)	2,666,801	(2,666,801)	-	-

	In case 10% appreciation of EUR against USD

4-	EUR net asset/liability	1,800	(1,800)	-	-
5-	Amount hedged for EUR risk (-)	-	-	-	-
6-	EUR net effect (4+5)	1,800	(1,800)	-	-

	In case 10% appreciation of Other Currencies against USD

7-	JPY net asset/liability	41,589	(41,589)	-	-
8-	Amount hedged for JPY risk (-)	-	-	-	-
9-	Other Currencies net effect (7+8)	41,589	(41,589)	-	-

	Total (3+6+9)	2,710,190	(2,710,190)	-	-

Credit risk

Credit risk is the risk that a counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss. The Group is exposed to credit risk from its operating activities primarily trade receivables and from its financing activities, including deposits with banks and financial institutions. Credit risk exposures and customers’ credit risk levels are monitored by the Group regularly. Accounts receivable are unsecured and represent amounts due to the Group based on contractual obligations where an executed contract or click-through agreement exists. As of December 31, 2019, and 2018, 63% and 59% of the Group’s accounts receivable, net, respectively, were amounts owed to the Group by Apple, 36% and 39% of The Group’s accounts receivable, net, respectively, were amounts owed to the Group by Google.

(42)

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Notes to the consolidated financial statements

December 31, 2019 and 2018

(Amounts expressed in US Dollar (USD) unless otherwise indicated)

26.	Financial instruments and financial risk management (continued)

	Receivables				Bank deposits and other
	Trade receivables		Other receivables		cash and cash
December 31, 2019	Related party	Other	Related party	Other	equivalents

The maximum amount of exposure to credit risk at the end of the reporting period	-	39,589,428	553,598	24,263	131,688,177
(A+B+C+D+E)
- Total receivable that have been secured with collaterals, other credit enhancements etc.	-	-	-	-	-
A. Financial assets that are neither past due nor impaired (*)	-	39,589,428	553,598	24,263	131,688,177
B. The amount of financial assets that would otherwise be past due or impaired whose terms have been renegotiated	-	-	-	-	-
C. The amount of financial assets that are past due as at the end of the reporting period but not impaired (**)	-	-	-	-	-
- The amount that have been secured with collaterals, other credit enhancements etc. (**)	-	-	-	-	-
D. The amount of financial assets that are impaired	-	-	-	-	-
- Past due (Gross book value)	-	-	-	-	-
- The amount of impairment (-)	-	-	-	-	-
- The amount that have been secured with collaterals, other credit enhancements etc.	-	-	-	-	-
- Not past due (Gross book value)	-	-	-	-	-
- The amount of impairment (-)	-	-	-	-	-
E. Off balance sheet credit risk amount	-	-	-	-	-

(*)	The Group management does not expect to incur problem for the recoverability of those receivables based on their past experiences.

(43)

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Notes to the consolidated financial statements

December 31, 2019 and 2018

(Amounts expressed in US Dollar (USD) unless otherwise indicated)

26.	Financial instruments and financial risk management (continued)

	Receivables				Bank deposits and other
	Trade receivables		Other receivables		cash and cash
December 31, 2018	Related party	Other	Related party	Other	equivalents

The maximum amount of exposure to credit risk at the end of the reporting period	-	41,979,540	536,108	26,944	51,447,467
(A+B+C+D+E)
- Total receivable that have been secured with collaterals, other credit enhancements etc.	-	-	-	-	-
A. Financial assets that are neither past due nor impaired (*)	-	41,979,540	536,108	26,944	51,447,467
B. The amount of financial assets that would otherwise be past due or impaired whose terms have been renegotiated	-	-	-	-	-
C. The amount of financial assets that are past due as at the end of the reporting period but not impaired (**)	-	-	-	-	-
- The amount that have been secured with collaterals, other credit enhancements etc. (**)	-	-	-	-	-
D. The amount of financial assets that are impaired	-	-	-	-	-
- Past due (Gross book value)	-	-	-	-	-
- The amount of impairment (-)	-	-	-	-	-
- The amount that have been secured with collaterals, other credit enhancements etc.	-	-	-	-	-
- Not past due (Gross book value)	-	-	-	-	-
- The amount of impairment (-)	-	-	-	-	-
E. Off balance sheet credit risk amount	-	-	-	-	-

(*)	The Group management does not expect to incur problem for the recoverability of those receivables based on their past experiences.

(44)

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Notes to the consolidated financial statements

December 31, 2019 and 2018

(Amounts expressed in US Dollar (USD) unless otherwise indicated)

26.	Financial instruments and financial risk management (continued)

Liquidity risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting its net funding requirements. The risk is mitigated by matching the cash in and out flows supported by committed lending limits from qualified credit institutions.

The maturity breakdown of liabilities has been indicated by considering the period from the balance sheet date to contractual maturity date.

The table below summarizes the maturity profile of the Group’s financial liabilities based on contractual undiscounted payments as of December 31, 2019 and December 31, 2018.

December 31, 2019

Contractual maturity analysis	Carrying value	Total cash outflow according to the contract (I+II+III+IV)	Less than one month (I)	1 - 3 months (II)	3 - 12 months (III)	1-5 years (IV)

Non-derivative financial liabilities
Lease liabilities	5,360,571	5,792,417	241,351	482,701	2,172,156	2,896,209
Other financial liabilities	25,698	25,698	25,698	-	-	-
Trade payables	25,465,186	25,465,186	25,465,186	-	-	-
Other payables	7,110,496	7,110,496	7,110,496	-	-	-

December 31, 2018

Contractual maturity analysis	Carrying value	Total cash outflow according to the contract (I+II+III+IV)	Less than one month (I)	1 - 3 months (II)	3 - 12 months (III)	1-5 years (IV)

Non-derivative financial liabilities
Financial liabilities	-	-	-	-	-	-
Other financial liabilities	35,063	35,063	35,063	-	-	-
Trade payables	20,850,174	20,850,174	20,850,174	-	-	-
Other payables	2,752,493	2,752,493	2,752,493	-	-	-

Fair value of financial instruments

Fair value is the amount at which a financial instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation, and is best evidenced by a quoted market price, if one exists.

The estimated fair values of financial instruments have been determined by the Group, using available market information and appropriate valuation methodologies. However, judgment is necessarily required to interpret market data to estimate the fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Group could realize in a current market transaction.

Following methods and assumptions were used to estimate the fair value of the financial instruments for which is practicable to estimate fair value.

(45)

Peak Oyun Yazılım ve Pazarlama Anonim Şirketi

Notes to the consolidated financial statements

December 31, 2019 and 2018

(Amounts expressed in US Dollar (USD) unless otherwise indicated)

26.	Financial instruments and financial risk management (continued)

Financial assets

The carrying amounts of foreign currency denominated monetary assets which are translated at year end exchange rates are considered to approximate their fair values. Cash and cash equivalents are measured at fair value. Trade receivables and receivables from related parties are carried at their amortized cost and considered to approximate their respective carrying values.

Financial liabilities

Amortized costs of trade payables, payables to related parties, financial liabilities and other monetary liabilities are considered to approximate their fair values. The fair values of foreign currency denominated monetary liabilities which are translated at year end exchange rates are considered to approximate their carrying values.

There are no financial instruments that are measured at fair value as of December 31, 2019 and December 31, 2018.

27.	Subsequent events

As a result of the worldwide coronavirus pandemic COVID-19 the Group’s business environment has changed, and changes are expected to continue. The pandemic and especially the impact it has on the global economy, may affect Group’s business and business performance either directly or indirectly. The Group’s liquidity and cash flow is strong, and the profitability outlook remains positive, which enables the Group to continue to execute its business in accordance with its strategy.

On May 31, 2020, the shareholders of the Group executed a Share Sale and Purchase Agreement (the “Agreement”) with Zynga Inc., a company incorporated in Delaware, the United States, pursuant to which, effective July 1, 2020, Zynga Inc. acquired 100% of all issued and outstanding share capital (including all rights to acquire share capital) of the Group. Total purchase consideration is 2,09 billion US Dollars. Upon the closing of the share transfer transaction, the Company became a direct, wholly owned subsidiary of Zynga Inc.

As per the Agreement, the Group paid USD 140,051,654 of change of control payments (including share-based performance premium bonuses, and taxes and other legal liabilities) to employees and beneficiaries of share-based performance premium contracts on July 1, 2020 upon the transfer of the Company’s shares to Zynga.

(46)